Exhibit 32.0

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT

I, Helena R. Santos, the Chief Executive Officer and Chief Financial Officer of Scientific Industries, Inc. (the “Company”), certify, to the best of my knowledge that:

1.
I have reviewed this Annual Report on Form 10-K of the Company for the year ended June 30, 2019 (the “Annual Report”);

2.
the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3.
the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Scientific Industries, Inc.

Scientific Industries, Inc.

Date: October 04, 2019	By:	/s/ Helena R. Santos
Helena R. Santos
Chief Executive Officer and
Chief Financial Officer